UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 24, 2023

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2121 RDU Center Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EXTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 24, 2023, Remi K. Thomas, Chief Financial Officer and Executive Vice President, Finance of Extreme Networks, Inc. (the “Company” or “Extreme”), tendered his resignation from his position with the Company effective February 16, 2023 to pursue a senior executive finance position outside of the networking industry. Pending his resignation, Mr. Thomas will assist with a transition of his roles and responsibilities to the Company’s Interim Chief Financial Officer.

(c) Effective January 24, 2023, Cristina Tate was appointed as the Company’s Interim Chief Financial Officer and, effective February 16, 2023, Ms. Tate was appointed as the Company’s Principal Financial and Accounting Officer. Ms. Tate will assume these roles while the Company conducts a comprehensive search for a new Chief Financial Officer.

Ms. Tate, 55, is serving as the Company’s Interim Chief Financial Officer and Senior Vice President of Finance. In this role, Ms. Tate manages finance, accounting, tax, treasury and internal audit on a global basis and supports investor relations. Ms. Tate joined Extreme in March 2019, as Vice President of Finance and has served in roles of increasing responsibility at the Company, including most recently as Senior Vice President, Financial Planning & Analysis (“FP&A”) since August of 2022. She brings 12 years of experience in the areas of financial planning to the Company. Before joining Extreme, Ms. Tate held the position of Vice President of Product Group Finance and Vice President of FP&A and Central Functions Finance at Micro Focus International plc, a software and IT company, from September 2017 to March 2019.  Previously, she held a variety of roles at HP and then Hewlett-Packard Enterprise, including Vice President of FP&A for the Software Business Unit, Senior Director of Finance for the Global Real Estate and Security organization, and Director of Enterprise Risk Management. Ms. Tate holds a B.A. in Economics and Mathematics from the University of California, Santa Barbara where she graduated with college honors and high honors.

The Company will (a) adjust Ms. Tate’s annualized base salary to $350,000 per annum with an annual target bonus of 45%, (b) provide a one-time bonus of $50,000, and (c) make a one-time grant on February 15, 2023 of Restricted Stock Units (“RSUs”), where the number of RSUs will be calculated by dividing $100,000 by the average closing price of the Company’s common stock for the 30 trading days ending February 10, 2023.  All of the RSUs will vest on the first anniversary of the date of grant, subject to her continued service through such date.

Consistent with the Company’s practice for its current executives, Ms. Tate will be a participant as a “Vice President” under the Executive Change in Control Severance Plan substantially in the form attached as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2019, as amended by the amendment to the Executive Change in Control Several Plan attached as Exhibit 10.47 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 29, 2021.

Ms. Tate will also enter into the Company’s Indemnification Agreement in the form previously approved by the Board, and will participate in the Company’s employee benefit plans, policies and arrangements applicable to other executive officers generally.

There are no family relationships between Ms. Tate and any director or executive officer of the Company, and she has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated January 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2023

EXTREME NETWORKS, INC.

By:	/s/ KATAYOUN (“KATY”) MOTIEY
Katayoun (“Katy”) Motiey
Chief Administrative and Sustainability Officer